UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 23, 2022

BED BATH & BEYOND INC.
(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
650 Liberty Avenue, Union, New Jersey 07083
(Address of principal executive offices) (Zip Code)

(908) 688-0888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading Symbol	Name of each exchange on which registered
Title of each class
Common stock, $.01 par value	BBBY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2022, Bed Bath & Beyond Inc. (the “Company”) announced that Mark Tritton ceased serving as President and Chief Executive Officer of the Company and as a member of the Board of Directors (the “Board”), effective June 23, 2022.  Mr. Tritton is eligible for separation payments and benefits provided upon a termination of employment without “cause” pursuant to his employment agreement and outstanding time- and performance-based restricted stock unit award agreements.  Following his separation, Mr. Tritton will continue to be subject to certain restrictive covenants, including non-competition and non-solicitation covenants.

Effective June 23, 2022, Sue Gove, a Director of the Company, was appointed Interim Chief Executive Officer.  In connection therewith, the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Gove.  The Employment Agreement provides for at-will employment for a one-year term, an annual base salary equal to $1,400,000, and a grant (made on June 29, 2022) of cash-settled restricted stock units under the Company’s 2018 Incentive Compensation Plan equal in value to $2,600,000 based on the trailing twenty (20) trading day average of the daily volume weighted average price of a share of the Company’s common stock prior to the grant date  (the “RSU Award”). The RSU Award will vest on June 23, 2023, subject, in general, to Ms. Gove remaining in the Company’s employ on the vesting date.  In addition, the RSU Award will vest in full if, prior to the vesting date, (i) the Company terminates Ms. Gove’s employment other than for “cause”, (ii) a “constructive termination” of Ms. Gove’s employment occurs, (iii) Ms. Gove’s employment is terminated due to her death or disability, or (iv) Ms. Gove’s employment is terminated following the hiring of a replacement chief executive officer and Ms. Gove having provided transitional services to the Company for six weeks, in each case, subject to Ms. Gove’s execution and non-revocation of a release of claims. In the event that any of the foregoing terminations take place prior to the six (6) month anniversary of the grant date of the RSU Award, then Ms. Gove will forfeit 20% of the RSU Award; provided, however, that the number of restricted stock units forfeited will be limited such that in no event shall Ms. Gove forfeit a portion of the restricted stock units if, after giving effect to such forfeiture, the fair market value of the restricted stock units (based on the closing price of a share of the Company’s common stock on the employment termination date) that otherwise would vest in connection with such termination would be less than $2,080,000.  Ms. Gove will also be entitled to reimbursement on a tax neutral basis for all reasonable out-of-pocket business, entertainment and travel expenses incurred by her in connection with the performance of her duties.

The description of the Employment Agreement and RSU Award in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Employment Agreement and RSU Award grant agreement. A copy of the Employment Agreement and RSU Award grant agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending August 27, 2022.

There is no arrangement or understanding between Ms. Gove and any other person pursuant to which Ms. Gove has been appointed as Interim Chief Executive Officer. There are no family relationships between Ms. Gove and any of the Company’s other directors or executive officers, and Ms. Gove is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment as Interim Chief Executive Officer, Ms. Gove has resigned from the Audit Committee, the Nominating and Corporate Governance Committee and the Strategy Committee of the Board. Andrea Weiss has been appointed chair of, and Joshua Schechter has been added to, the Strategy Committee.

Effective June 27, 2022, Joseph Hartsig ceased to serve as Executive Vice President and Chief Merchandising Officer of the Company and President, Harmon Stores Inc. Mr. Hartsig is eligible for separation payments and benefits provided upon a termination of employment without “cause” pursuant to his employment agreement and outstanding time- and performance-based restricted stock unit award agreements. Following his separation, Mr. Hartsig will continue to be subject to certain restrictive covenants, including non-competition and non-solicitation covenants. Mara Sirhal, the Company’s Senior Vice President and General Manager for Harmon, has been appointed as Executive Vice President and Chief Merchandising Officer.

In addition, effective June 27, 2022, the Company appointed Laura Crossen as the Senior Vice President, Chief Accounting Officer of the Company. Ms. Crossen joined the Company in 2001 and most recently served as the Company’s Senior Vice President, Tax, Treasury and Transformation since May 2021. Previously, Ms. Crossen served as Vice President, Financial Management of the Company since 2001. In connection with her appointment, Ms. Crossen will receive a one-time restricted stock unit grant with a value of $150,000 that will vest in equal installments on each anniversary of the grant date over a three-year period. All other terms of her compensation will remain the same.

Ms. Crossen assumes the role of principal accounting officer from Gustavo Arnal, the Company’s Executive Vice President and Chief Financial Officer who has temporarily served in such position since the resignation of John Barresi the Company’s former Chief Accounting Officer on June 10, 2022.  As previously disclosed, Mr. Barresi’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including the Company’s accounting principles and practices and internal controls.  There is no arrangement or understanding between Ms. Crossen and any other person pursuant to which Ms. Crossen has been appointed as Chief Accounting Officer.  There are no family relationships between Ms. Crossen and any of the Company’s directors or executive officers, and Ms. Crossen is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing Ms. Gove’s appointment and related matters is attached hereto as Exhibit 99.1.

The information furnished herewith pursuant to this Item 7.01 of this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

99.1	Press Release issued by Bed Bath & Beyond Inc. on June 29, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: June 29, 2022	By:	/s/ Gustavo Arnal
Gustavo Arnal
Chief Financial Officer